SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)        December 7, 2001
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                   LADENBURG THALMANN FINANCIAL SERVICES INC.
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               (Exact Name of Registrant as Specified in Charter)



            Florida                  1-15799                 65-0701248
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(State or Other Jurisdiction     (Commission File         (IRS Employer
    of Incorporation)                 Number)             Identification No.)



590 Madison Avenue, New York, New York                  10022
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(Address of Principal Executive Offices)             (Zip Code)



Registrant's telephone number, including area code     (212) 409-2000
                                                     ------------------



                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.     Other Events

         On December 7, 2001, the Securities and Exchange Commission declared effective a registration on Form S-3 (File No. 333-71526) previously filed by Ladenburg Thalmann Financial Services Inc. (the "Company"). The Company was required to file the registration statement pursuant to the previously reported Investor Rights Agreement, dated as of February 8, 2001, as amended ("IRA"), among the Company, New Valley Corporation ("New Valley"), New Valley Capital Corporation, Berliner Effektengesellschaft AG, Frost-Nevada, Limited Partnership, and The Principals (as such term is defined in the IRA).

         The registration statement is available for use by the selling shareholders for the resale of up to approximately 47 million shares of the Company's common stock. Of these shares, approximately 34 million shares are currently outstanding with the remaining shares being issuable by the Company upon exercise or conversion of outstanding options, warrants and senior convertible promissory notes.

         The Company will not receive any proceeds from the sale of the shares registered under the registration statement. Although it will not receive any proceeds from the issuance of common stock upon conversion of the senior convertible promissory notes held by some of the selling shareholders, it will immediately retire, without the payment of additional consideration, the debt attributable to the notes converted. The Company will receive approximately $4.5 million if certain of the selling shareholders exercise their warrants and options to acquire an aggregate of 1.5 million shares being registered under the registration statement.

         The registration statement registers for re-sale approximately 26 million shares of the Company's common stock for the benefit of New Valley, approximately 22.5 million of which are currently outstanding. New Valley has informed the Company that on December 20, 2001, it will be distributing these outstanding shares to its stockholders as a dividend. Vector Group Ltd. ("Vector Group"), which holds approximately 56% of New Valley's common stock and will be receiving approximately 12.7 million shares of the Company's common stock as a result of New Valley's distribution, has in turn indicated that it will distribute the shares it receives from New Valley to Vector Group's stockholders on the same date. Reports filed by New Valley and Vector Group indicate that they have approximately 13,000 and 400 beneficial holders of their common stock, respectively. Accordingly, the Company expects that there will be approximately 13,800 beneficial holders of the Company's common stock immediately following the distributions by New Valley and Vector Group.

         Following the distributions by New Valley and Vector Group, New Valley will continue to be a debt and warrant holder of the Company (beneficially owning 8.6% of the Company's common stock). Additionally, no change in the Company's board of directors will take place as a result of the distributions.













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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:     December 7, 2001          LADENBURG THALMANN FINANCIAL SERVICES INC.




                                By:  /s/ J. Bryant Kirkland III
                                     -----------------------------------------
                                     J. Bryant Kirkland III
                                     Chief Financial Officer




















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